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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): June 24, 1997


                         CINERGI PICTURES ENTERTAINMENT INC.

                (Exact name of registrant as specified in its charter)


         DELAWARE                      0-23958                  95-4247952
         (State or other               (Commission         (I.R.S. Employer
    jurisdiction of Incorporation)     File Number)        Identification No.)


                        2308 BROADWAY, SANTA MONICA, CA  90404
                   (Address of principal executive offices)  (zip code)

          Registrant's telephone number, including area code: (310) 315-6000


                                         N/A
            (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

    On June 24, 1997, Cinergi Pictures Entertainment Inc. (the "Company") announced that (i) it has instructed the Company's financial advisor, Jefferson Capital Group, Ltd., to solicit cash bids from qualified buyers for the purchase of the Company's slate of approximately twenty wholly-owned development projects, (ii) it has received an initial bid for the development projects from Andrew G. Vajna, Chairman of the Board of Directors and Chief Executive Officer of the Company, (iii) it is in discussions with Twentieth Century Fox regarding the sale to Twentieth Century Fox of the Company's rights in the film DIE HARD WITH A VENGEANCE, and (iv) it has commenced negotiations, through a Special Committee of the Company's Board of Directors, with Mr. Vajna with respect to a potential merger with an entity controlled by Mr. Vajna that would occur after the sale of substantially all of the assets of the Company. Additional information regarding such announcement is contained in the press release filed herewith as Exhibit 99.1 which is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial Statements of Business Acquired.

         Not applicable.

    (b)  Pro Forma Financial Information.

         Not applicable.

    (c)  Exhibits.

         The Exhibits listed below are filed as part of this Report.

         Exhibit No.                   Description of Exhibit
         -----------                   ----------------------

         99.1           Press Release issued on June 24, 1997.


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CINERGI PICTURES ENTERTAINMENT INC.



Date: June 24, 1997               By:      /s/ Warren Braverman
                                     ------------------------------------------
                                       Name:  Warren Braverman
                                       Title: Chief  Operating  Officer,  Chief
                                              Financial Officer and Executive
                                              Vice President



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                                    EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION OF EXHIBIT

   99.1                 Press Release issued on June 24, 1997.
















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